UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2016

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01          REGULATION FD DISCLOSURE

On May 13, 2016, the United States Department of Agriculture (“USDA”), Office of Forest Service provided notice that it had awarded Booz Allen Hamilton Inc. (“BAH”) the contract for Recreation One Stop Support Services (solicitation number AG3187S151000, “Solicitation”), which provides for the reservation services of federal recreational areas and facilities through www.recreation.gov. NIC Inc., through its subsidiary NIC Federal, LLC (collectively, the “Company”), and BAH had previously entered into a teaming agreement to pursue this opportunity. The teaming agreement contemplates BAH serving as the prime contractor and the Company serving as a subcontractor to BAH. The Company currently expects it will begin finalizing the terms and conditions of the subcontract with BAH in the near future. The Solicitation contemplates that BAH’s contract with the USDA, Office of Forest Service, will commence on July 1, 2016.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Cautionary Statement Regarding Forward-Looking Information

Certain statements regarding BAH’s contract award with the USDA, Office of Forest Service and the subcontract to be negotiated by the Company with BAH constitute forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including possible difficulties or delays in negotiating or implementing the BAH contract or NIC subcontract and the final terms of the subcontract that are negotiated. You should not rely on any forward-looking statement as a prediction or guarantee about the future. These forward-looking statements speak only as of the date of this Form 8-K. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC Inc.

Date:	May 16, 2016	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer